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                                EXHIBIT 23.2
                        CONSENT OF ERNST & YOUNG LLP


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                                EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of Cameron Ashley Building Products, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated December 7, 1993, with respect to the consolidated financial statements of Wm. Cameron & Co. (not presented separately therein) included in the Annual Report (Form 10-K) of Cameron Ashley Building Products, Inc. for the year ended October 31, 1995, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP


June 12, 1996
Dallas, Texas